UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.            )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12
Latitude Communications, Inc. (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 011(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Notes:

Filed by Latitude Communications, Inc.
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934

Subject Company: Latitude Communications, Inc.
Commission File No.: 000-25475

        On December 3, 2003, Latitude Communications, Inc. ("Latitude") issued the following press release with respect to the proposed acquisition of Latitude by Cisco Systems, Inc. ("Cisco") pursuant to that certain Agreement and Plan of Merger, dated as of November 11, 2003, by and among Cisco, Los Angeles Acquisition Corp., a wholly owned subsidiary of Cisco, and Latitude:

Latitude Communications, Inc. Announces
Termination of HSR Act Waiting Period

Santa Clara, CA—December 3, 2003—Latitude Communications, Inc. (Nasdaq: LATD) announced today the termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 pertaining to the proposed acquisition of Latitude by Cisco Systems, Inc.

###

Additional Information about the Proposed Acquisition and Where You Can Find It

In connection with the proposed acquisition of Latitude by Cisco, Latitude filed with the Securities and Exchange Commission (SEC) a preliminary proxy statement and other relevant materials on November 21, 2003. Latitude expects that the definitive proxy statement will be filed with the SEC on December 3, 2003 and will be mailed to the stockholders of Latitude on or about December 4, 2003. Before making any voting decision with respect to the proposed acquisition of Latitude by Cisco, investors and stockholders of Latitude are urged to read the definitive proxy statement and other relevant materials because they will contain important information about the proposed acquisition. The definitive proxy statement and other relevant materials, and any other documents filed by Latitude with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and stockholders of Latitude may obtain free copies of the documents filed with the SEC by contacting Latitude Investor Relations at 408-988-7200 or Latitude Communications, Inc., 2121 Tasman Drive, Santa Clara, CA 95054. You may also read and copy any reports, statements and other information filed by Latitude with the SEC at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms.

Latitude and Cisco and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the Latitude stockholders in favor of the proposed acquisition of Latitude by Cisco. Certain executive officers and directors of Latitude have interests in the merger, including employment agreements, retention bonuses, severance arrangements, acceleration of vesting of stock options and their ownership of Latitude's common stock, and these interests are described in the definitive proxy statement.

Forward Looking Statements

This document contains forward-looking statements which are subject to safe harbors created under the U.S. federal securities laws. Statements regarding future events are based on Latitude's current expectations and are necessarily subject to associated risks related to, among other things, obtaining Latitude stockholder approval of the proposed acquisition of Latitude by Cisco, the potential impact on the business of Latitude due to uncertainty about the proposed acquisition, the retention of employees of Latitude, the ability of Cisco to successfully integrate Latitude's products, technology and operations and to achieve planned synergies, and whether (and how quickly) the market for enterprise conferencing develops and evolves as anticipated. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the "Risk Factors" section of Latitude's most recent Form 10-Q filed with the SEC on November 13, 2003. Latidute undertakes no obligation to revise or update any forward-looking statements for any reason.